                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants


We consent to the incorporation by reference in the Registration Statements Nos. 333-61665, 333-01785, 333-80757, 333-42597 and 333-35793 of Georgia-Pacific
Corporation of our report dated October 28, 1998, with respect to the financial statements and our report dated December 15, 1998, with respect to the financial statement schedule of Unisource Worldwide, Inc. incorporated by reference in the Form 8-K of Georgia-Pacific Corporation filed with the Securities and Exchange Commission on July 15, 1999.

                                               /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
September 10, 1999